EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 1 to the Registration Statement on Form S-3 to register the resale of 3,030,303 shares of common stock of Thermo Ecotek Corporation of our report dated March 29, 1996, except for the third paragraph as to which the date is March 24, 1997, relating to the consolidated financial statements of biosys, inc. for the three years in the period ended December 31, 1995, which appears in the Current Report on Amendment No. 1 on Form 8-K/A of Thermo Ecotek Corporation dated January 17, 1997. We also consent to the incorporation by reference of our report dated August 7, 1997, relating to the consolidated financial statements of biosys, inc. for the two years in the period ended December 31, 1996, which appears in the Current Report on Form 8-K dated August 26, 1997. We also consent to the reference to us under the heading "Experts" in such prospectus.





        PRICE WATERHOUSE LLP

        Falls Church, Virginia
        August 20, 1997